UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2008

AE BIOFUELS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20400 Stevens Creek Blvd., Suite 700 Cupertino, California		95014
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number including area code: (408) 213-0940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Director; Change in Directors and Officers.

(a) Appointment of New Director

On October 16, 2008, the Board of Directors appointed John R. Block to the Company’s board of directors. From 1981 to 1986, Mr. Block served as Secretary of Agriculture for the US Department of Agriculture under President Ronald Reagan. He is currently an Illinois farmer and a Senior Legislative Advisor to Olsson Frank Weeda Terman Bode Matz PC, an organization that represents the food industry, a position Mr. Block has held since January 2005. From January 2002 until January 2005, he served as Executive Vice President at the Food Marketing Institute. From February 1986 until January 2002, Mr. Block served as President of Food Distributors International. Mr. Block currently serves as a member of the board of directors of John Deere and Co., Hormel Foods Corp. and Blast Energy Services, Inc. Mr. Block received his B.A. from the US Military Academy.

In connection with his service as a director, Mr. Block will receive the Company’s standard non-employee director cash and equity compensation. Mr. Block will receive a pro rata portion of the $75,000 annual retainer for his service through the remaining portion of the year ending December 31, 2008 and will receive fees of $250 per board meeting attended. Once appointed to serve on any committees of the board of directors, he also would receive fees of $250 per committee meeting attended. Upon his appointment, pursuant to the Board’s equity grant policy for non-employee directors, Mr. Block was granted a stock option under the Company’s 2007 Stock Plan of 100,000 shares of the Company’s common stock with an exercise price equal to the closing selling price per share of common stock on the grant date. The option has a term of five years, subject to earlier termination following Mr. Block’s cessation of board service. One-eighth of the shares subject to this option vest every three months measured from the grant date, subject to continuing service.

(b) Departure of Certain Directors and Officers

Effective October 16, 2008, Laird Cagan and Suren Ajjarapu resigned from the board of directors of the Company. Both Mr. Cagan and Mr. Ajjarapu’s decision to resign was due to their decision to focus their attention on other business matters. In addition, Mr. Ajjarapu also resigned his position as President of the Company and Chairman and Chief Executive officer of the Company’s Indian subsidiary.  The Company has agreed to continue to pay Mr. Ajjarapu his base salary and continued healthcare benefits until January 12, 2009.

Both Mr. Cagan and Mr. Ajjarapu were founding shareholders of the Company and insiders.  With their departure and the addition of Mr. Block, the Company’s Board of Directors now consists of four independent directors plus Eric McAfee, the Company’s Chairman and CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AE BIOFUELS, INC.

By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

Dated: October 21, 2008